Exhibit 99.1
BLACKROCK TCP CAPITAL CORP. ANNOUNCES COMPLETION OF MERGER WITH BLACKROCK CAPITAL INVESTMENT CORPORATION

SANTA MONICA, Calif., March 18, 2024 - BlackRock TCP Capital Corp. (“TCPC”)(NASDAQ: TCPC) today announced the closing of the previously announced merger with BlackRock Capital Investment Corporation (“BCIC”)(NASDAQ:BKCC). The combined company will continue to trade on the Nasdaq Global Select Market under the ticker symbol “TCPC” and continue to be externally managed by its advisor, a wholly-owned, indirect subsidiary of BlackRock, Inc.

Rajneesh Vig, Co-Head of US Private Capital (USPC) for BlackRock, and Chairman and CEO of BlackRock TCP Capital Corp., said: “We are excited to close this transaction that brings together two portfolios that we know well and that have substantial overlap.  The combination with BCIC positions TCPC for sustained growth that we believe will create meaningful value for shareholders.”

In connection with the merger, former BCIC shareholders will receive 0.3834 shares of TCPC for each share of BCIC based on the final exchange ratio, subject to adjustments for cash payable in lieu of fractional shares. As a result of the merger, legacy TCPC shareholders and former BCIC shareholders own approximately 67.5% and 32.5%, respectively, of the combined company.

Also in connection with the closing of the merger, and as previously announced, TCPC’s advisor has agreed to a reduction in the base management fee rate from 1.50% to 1.25% on assets equal to or below 200% of the net asset value of TCPC, and a waiver of all or a portion of its advisory fees to the extent the adjusted net investment income of TCPC on a per share basis is less than $0.32 per share in any of the first four (4) fiscal quarters ending after the closing of the transaction.

Houlihan Lokey served as financial advisor and Dechert LLP as the legal counsel to the special committee of TCPC. Keefe, Bruyette & Woods, A Stifel Company, served as financial advisor and Vedder Price P.C. served as the legal counsel to the special committee of BCIC. Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to the advisors of TCPC and BCIC.

ABOUT BLACKROCK TCP CAPITAL CORP.
TCPC is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition or the merger of BCIC with and into the Company (the “Merger”). The forward-looking statements may include statements as to: future operating results of TCPC as the combined company following the Merger; business prospects of TCPC as the combined company following the Merger, and the prospects of each of the portfolio companies in TCPC as the combined company; and the impact of the investments that TCPC as the combined company expects to make following the Merger. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including in the “Special Note Regarding Forward-Looking Statements” section in our registration statement on Form N-14 (333-274897) filed with the SEC on October 6, 2023, as amended, which was declared effective by the Securities Exchange Commission on November 16, 2023. TCPC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and TCPC assumes no obligation to update any such forward-looking statements. Although TCPC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that TCPC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

SOURCE:
BlackRock TCP Capital Corp.

CONTACT:
BlackRock TCP Capital Corp.
Katie McGlynn
310.566.1094
investor.relations@tcpcapital.com

BlackRock Capital Investment Corporation
Nik Singhal
212.810.5427

Press:
Christopher Beattie
646.231.8518